Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(384,128,580)
Unrealized Gain (Loss) on Market Value of Futures	204,614,870
Interest Income	369,904
ETF Transaction Fees	58,000
Total Income (Loss)	$(179,085,806)

Expenses
Investment Advisory Fee	$513,420
Brokerage Commissions	423,223
SEC & FINRA Registration Fees	139,797
Legal Fees	99,356
NYMEX License Fee	37,450
Audit Fees	31,000
Non-interested Directors' Fees and Expenses	15,444
Total Expenses	$1,259,690
Net Gain (Loss)	$(180,345,496)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/08	$1,053,404,198
Additions (55,000,000 Units)	1,844,271,311
Withdrawals (4,000,000 Units)	(147,706,082)
Net Gain (Loss)	(180,345,496)

Net Asset Value End of Period	$2,569,623,931
Net Asset Value Per Unit (74,900,000 Units)	$34.31

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502